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                                                                   Exhibit 10.52


                                 AMENDMENT TO
                             THE WHEELABRATOR-RUST
                           SUPPLEMENTAL BENEFIT PLAN


     The Wheelabrator-Rust Supplemental Benefit Plan is hereby amended as follows:

     1. Section 3.2 is hereby amended to add a new paragraph at the end thereof to read as follows:

          "Notwithstanding any of the foregoing provisions of this Section 3.2, a Participant who was employed by the engineering, design, procurement, construction, construction management and plant operation and maintenance services and other businesses operated by Rust Engineering & Construction Inc., certain of its subsidiaries and the Rust Engineering Company of New York, Inc. (collectively "Rust E&C") on May 20, 1996, whose participation in the Plan terminated due to the sale of certain assets of Rust E&C to Raytheon Engineers & Constructors, Inc. ("Raytheon") (the "Raytheon Transaction") and who became employed by Raytheon or one of its affiliates immediately following the closing of the Raytheon Transaction shall become fully vested in his or her Account balances."